EXHIBIT 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports Second Quarter and Year-To-Date 2010 Results

WEST MELBOURNE, Florida -- August 11, 2010 -- RELM Wireless Corporation (NYSE: Amex - RWC) today announced its financial and operating results for the quarter and six months ended June 30, 2010.

For the quarter ended June 30, 2010, sales totaled approximately $7.1 million compared with approximately $9.9 million for the same quarter last year.  Pretax income for the second quarter was approximately $549,000 compared with approximately $2.3 million for the same quarter last year.  Net income for the second quarter 2010 approximated $339,000, or $0.02 per diluted share, compared with approximately $2.0 million, or $0.15 per diluted share, for the prior year’s second quarter.

Gross profit margin for the second quarter 2010 was 48.1% of sales, versus 49.6% of sales for the same quarter last year.  Selling, general and administrative expenses were approximately $2.9 million (40.4% of sales) in the second quarter 2010, compared with approximately $2.6 million (26.5% of sales) in the second quarter last year.

The Company had approximately $17.7 million in working capital as of June 30, 2010 of which $10.4 million was comprised of cash and trade receivables.  Additionally, the Company had no indebtedness on its revolving credit facility as of June 30, 2010.

RELM President and Chief Executive Officer David Storey commented, “We are pleased to report our fifth consecutive profitable quarter, which was driven primarily by our legacy digital products and long-standing customers.  Both continue to be valuable contributors to our success.  Overall business conditions in our industry remain uncertain, and competition is fierce.  Federal and state agencies continue to face funding constraints and operating challenges.  However, with our expanded state-of-the-art product offerings, we believe the Company is well positioned to pursue new customers and sales opportunities.  We have made meaningful progress on our development of P25 Trunking, with successful tests on P25 trunked systems in several states and agencies.  Meanwhile our financial position remains solid with a healthy working capital position and no debt.”

For the six months ended June 30, 2010, sales totaled approximately $13.5 million compared with approximately $13.8 million for the same period last year.  Pretax income for the six months ended June 30, 2010 was approximately $551,000 compared with approximately $1.4 million for the same period last year.  Net income for the six months ended June 30, 2010 totaled approximately $340,000, or $0.02 per diluted share, compared with $1.1 million, or $0.08 per diluted share, for the same period last year.

Gross profit margin for the six months ended June 30, 2010 was 47.1% of sales, versus 47.0% of sales for the same period last year.  Selling, general and administrative expenses for the six months ended June 30, 2010 totaled approximately $5.8 million compared with approximately $5.1 million for the same period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, August 12, 2010.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on August 12, 2010.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until August 20, 2010, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 442640.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to the current financial crisis and adverse economic conditions; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions amid the financial crisis; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	(Unaudited)		(Unaudited)
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Sales, net	$7,079	$9,876	$13,527	$13,849

Expenses:
Cost of products	3,678	4,982	7,162	7,341
Selling, general and administrative expenses	2,858	2,618	5,808	5,085
Total expenses	6,536	7,600	12,970	12,426

Operating income	543	2,276	557	1,423

Other income (expense):
Interest expense	0	(20)	0	(36)
Other income (expense)	6	1	(6)	3

Pretax income	549	2,257	551	1,390

Income tax expense	(210)	(303)	(211)	(303)

Net income	$339	$1,954	$340	$1,087

Income per share - basic	$0.03	$0.15	$0.03	$0.08
Income per share - diluted	$0.02	$0.15	$0.02	$0.08

Weighted average common shares outstanding, basic	13,489	13,411	13,463	13,411
Weighted average common shares outstanding, diluted	13,870	13,431	13,872	13,414

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	June 30,	December 31,
	2010	2009

ASSETS
Current assets:
Cash & cash equivalents	$7,301	$7,660
Trade accounts receivable, net	3,131	3,767
Inventories, net	8,388	6,623
Deferred tax assets, net	1,410	1,611
Prepaid expenses & other current assets	889	896
Total current assets	21,119	20,557

Property, plant and equipment, net	1,332	1,306
Deferred tax assets, net	6,203	6,183
Capitalized software, net	3,695	3,024
Other assets	312	351

Total assets	$32,661	$31,421

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,798	$1,250
Accrued compensation and related taxes	889	1,086
Accrued warranty expense	375	228
Accrued other expenses and other current liabilities	318	195
Total current liabilities	3,380	2,759

Long-term debt	-	-

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares: none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares: 13,489,815 and 13,416,127 issued and outstanding shares
at June 30, 2010 and December 31, 2009, respectively.	8,094	8,050
Additional paid-in capital	24,306	24,071
Accumulated deficit	(3,119)	(3,459)
Total stockholders' equity	29,281	28,662

Total liabilities and stockholders' equity	$32,661	$31,421